Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Kerzner International Limited of our report dated March 15, 2005 relating to the financial statements of Trading Cove Associates, which appears in Kerzner International Limited’s Annual Report on Form 20-F for the year ended December 31, 2004.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Hartford, CT
November 22, 2005